            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "General Information"
in the Prospectus and "Counsel and Independent Registered Public Accounting
Firm" in the Statement of Additional Information for the Market Vectors - Global
Alternative Energy ETF and Market Vectors - Russia ETF in this Registration
Statement (Form N-1A No. 333-123257) of Market Vectors ETF Trust.

                                               /s/ Ernst & Young LLP

                                               ERNST & YOUNG LLP

New York, New York
April 4, 2007